Exhibit 5.5

[Letterhead of Stites & Harbison, PLLC]

December 11, 2015

Summit Materials, LLC

Summit Materials Finance Corp.

1550 Wynkoop Street

3rd Floor

Denver, Colorado 80202

Ladies and Gentlemen:

We have acted as Kentucky counsel to (i) Hinkle Contracting Company, LLC, a Kentucky limited liability company, and (ii) Bourbon Limestone Company, a Kentucky corporation (collectively referred to as the “Kentucky Guarantors”), in connection with the Registration Statement on Form S-4 (the “Registration Statement”) filed by Summit Materials, LLC, a Delaware limited liability company, and Summit Materials Finance Corp., a Delaware corporation (collectively referred to as the “Issuers”), the Kentucky Guarantors and certain other subsidiaries of Summit Materials, LLC named therein (together with the Kentucky Guarantors, the “Guarantors”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the issuance by the Issuers of up to $300,000,000 aggregate principal amount of 6.125% Senior Notes due 2023 (the “Exchange Securities”) and the issuance by the Guarantors of guarantees (the “Exchange Guarantees”) with respect to the Exchange Securities issued under an indenture, dated as of July 8, 2015 (as amended by a first supplemental indenture dated as of July 17, 2015, a second supplemental indenture dated as of October 7, 2015 and a third supplemental indenture dated as of November 19, 2015, collectively, the “Indenture”), among the Issuers, the Guarantors and Wilmington Trust, National Association, as trustee, transfer agent, registrar and paying agent.

In our capacity as Kentucky counsel to the Kentucky Guarantors, we have reviewed and relied upon copies of the Registration Statement and the Indenture (collectively, the “Transaction Documents”). We have also reviewed and relied without investigation on a Secretary’s Certificate for each of the Kentucky Guarantors, dated November 19, 2015 and an Opinion Certificate for each of the Kentucky Guarantors, dated December 11, 2015, each executed by Anne Lee Benedict, Secretary of each of the Kentucky Guarantors, on behalf of the Kentucky Guarantors, with respect to the matters described therein (collectively, the “Support Certificate”), and originals or copies, certified or otherwise identified to our satisfaction, of such agreements, instruments, resolutions, certificates and documents (including without limitation, those delivered pursuant to the Transaction Documents) and company and other records as we have deemed necessary or appropriate as a basis for the opinions expressed below (collectively, the “Support Documents”).

Summit Materials, LLC

Summit Materials Finance Corp.

December 11, 2015

We have made no independent investigation as to factual matters, except as expressly stated herein. With respect to factual matters, and without independent investigation, we have relied upon and assumed the accuracy and completeness of (i) the Support Certificate and the Support Documents, and (ii) certificates and other documents obtained from public officials. We use the term “to our knowledge” and similar terms to indicate that we have not made any inquiry or investigation into factual matters, and that our opinions are therefore limited in scope and based solely on the actual knowledge of the attorneys in our firm who have been actively involved in the review of the Transaction Documents and the preparation of this opinion.

We have assumed the legal capacity of all individuals, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as certified, photo static, or conformed copies, and the authenticity of the originals of such documents. We also have assumed the due authorization, execution and delivery of all documents to be delivered by all parties other than the Kentucky Guarantors, and the validity, binding effect and enforceability of all documents with respect to all parties. We have assumed the final and executed versions of each of the Transaction Documents are identical to the drafts submitted to us and upon which our opinions are based.

We have assumed that all blanks in the Transaction Documents have been or will be properly filled in and all necessary exhibits and schedules to the Transaction Documents have been or will be attached thereto and are accurate and complete.

We have assumed that there are no other agreements, understandings or negotiations among the parties that would modify the terms of the Transaction Documents.

Based on the foregoing, and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that:

1. Each of the Kentucky Guarantors has taken all necessary company or corporate action, as applicable, to authorize the execution and delivery of the Indenture, including the Exchange Guarantees contained therein.

2. Each of the Kentucky Guarantors has duly executed and delivered the Indenture, including the Exchange Guarantees contained therein.

3. The execution and delivery by each of the Kentucky Guarantors of the Indenture, including the Exchange Guarantees contained therein, and the performance of the obligations of each of the Kentucky Guarantors under the terms thereof, do not violate applicable provisions of Kentucky statutory law or regulation, or violate any administrative or court decree that to our knowledge is binding upon each of the Kentucky Guarantors.

Summit Materials, LLC

Summit Materials Finance Corp.

December 11, 2015

Our opinions are based solely upon the laws of the Commonwealth of Kentucky. We express no opinion concerning the laws of any other jurisdiction, including, without limitation, the federal laws of the United States of America, or whether such laws may apply, under a conflict of laws analysis or otherwise.

Our opinions are subject to the effects of applicable bankruptcy, insolvency, reorganization, receivership, liquidation, conservatorship, reorganization, moratorium and other federal or state laws or constitutions in effect from time to time affecting the rights and remedies of creditors generally, including, without limitation, fraudulent conveyance laws, preferential conveyance laws, and judicially developed doctrines relevant to any of the foregoing laws.

We express no opinion as to the validity or enforceability of any of the Transaction Documents or other agreements or instruments.

We express no opinion as to matters of usury, interest, late charges, loan charges or loan fees, or as to any provisions of the Transaction Documents relating to any of the foregoing.

We express no opinion as to prepayment penalties, prepayment fees, yield-maintenance payments, exit fees, early termination fees, prepayment premiums, defeasance or the like.

Because we did not observe the act of the signing and delivery of the Indenture, including the Exchange Guarantees contained therein, our numerical opinion 2 above is based solely on the Support Certificate.

We express no opinion as to matters relating to securities or blue sky laws of any jurisdiction or any rules or regulations thereunder.

We have not made any investigation concerning the financial resources of the Issuers or the Guarantors and we express no opinion as to the accuracy or completeness of any such information that may have been relied upon in the issuance of the Exchange Securities pursuant to the Transaction Documents, or as to the solvency of the Issuers or the Guarantors either before or after the transactions described in the Transaction Documents.

We wish to advise you that Buckner Hinkle, Jr. is a member of Stites & Harbison, PLLC and also an officer, director and/or direct or indirect owner of one or more of the Kentucky Guarantors. Mr. Hinkle, however, has not been involved in the review of the Transaction Documents or the preparation of this opinion.

Our opinion is rendered solely in connection with the transactions contemplated under the Registration Statement and may not be relied upon for any other purpose or in any other manner by any person other than the addressees hereof and other persons entitled to rely upon it pursuant to federal securities laws, except that we hereby consent to reliance upon this opinion by

Summit Materials, LLC

Summit Materials Finance Corp.

December 11, 2015

Simpson Thacher & Bartlett LLP for purposes of its opinion to you dated the date hereof and filed as Exhibit 5.1 to the Registration Statement. We hereby consent to the filing of this opinion with the Commission and the incorporation by reference of this opinion as an exhibit to the Registration Statement and to the references to this firm under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under the Act or by the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Stites & Harbison, PLLC

STITES & HARBISON, PLLC